Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253207

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Class C capital stock, $0.0001 par value per share	$1,000,000,000	$109,100

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum offering price, and Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3 (Registration No. 333-253207) being paid herewith.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED FEBRUARY 17, 2021)

$1,000,000,000

Zillow Group, Inc.

Class C Capital Stock

We have entered into an Equity Distribution Agreement, or Distribution Agreement, with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C., J.P. Morgan Securities LLC and Zelman Partners LLC, as our sales agents and/or principals (each a “Sales Agent” and collectively, the “Sales Agents”), relating to shares of our Class C capital stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may offer and sell shares of our Class C capital stock having an aggregate offering price of up to $1,000,000,000 from time to time. The Sales Agents may act as agents on our behalf or purchase shares of our Class C Capital Stock as principal.

Our capital structure is comprised of authorized Class A common stock, authorized Class B common stock and authorized Class C capital stock. Our Class A common stock entitles its holders to one vote per share, our Class B common stock entitles its holders to 10 votes per share and our Class C capital stock carries no voting rights (except as required by applicable law or as expressly provided in our amended and restated articles of incorporation). All shares of Class B common stock have been and are held or controlled by our founders, Richard Barton and Lloyd Frink. As of February 10, 2021, Mr. Barton’s beneficial holdings and Mr. Frink’s beneficial holdings represented approximately 30.7% and 20.0%, respectively, of the voting power of our outstanding common stock.

Our Class C capital stock is listed on The Nasdaq Global Select Market under the symbol “Z.” The last reported sale price of our Class C capital stock on The Nasdaq Global Select Market on February 16, 2021 was $199.90 per share.

See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus to read about risk factors you should consider before buying shares of our Class C capital stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sales of our Class C capital stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Our Sales Agents will use reasonable efforts to sell on our behalf all of the shares of Class C capital stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the terms of the Distribution Agreement, we also may sell shares of our Class C capital stock to any Sales Agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of our Class C capital stock to a Sales Agent as principal, we will enter into a separate terms agreement with such Sales Agent and we will describe that agreement in a separate prospectus supplement or pricing supplement.

The Sales Agents will be entitled to compensation at a commission rate of 1.00% of the gross proceeds of any shares of Class C capital stock sold under the Distribution Agreement. In connection with the sale of our Class C capital stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation to each of the Sales Agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See the section titled “Plan of Distribution” on page S-8 of this prospectus supplement.

Citigroup	Goldman Sachs & Co. LLC	Credit Suisse	Morgan Stanley

BofA Securities	Deutsche Bank Securities	Evercore ISI	J.P. Morgan	Zelman Partners LLC

The date of this prospectus supplement is February 17, 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

All references in this prospectus supplement and the accompanying prospectus to “Zillow Group,” “we,” “us,” and “our” refer to Zillow Group, Inc. and its consolidated subsidiaries unless the context indicates otherwise.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. The prospectus and prospectus supplement are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our Class C capital stock, our debt securities and our convertible debt securities under the accompanying prospectus on terms to be determined by market conditions at the time of the offering.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision. We have not, and the Sales Agents have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any related free writing prospectus to which we have referred you. Neither we nor the Sales Agents take any responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You should assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein and any free writing prospectus we have authorized for use in connection with this offering and filed with the SEC are accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the Sales Agents are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of shares of our Class C capital stock offered by this prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus we authorize for use in connection with this offering may include forward-looking statements based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those risks, uncertainties and assumptions described in Part I, Item 1A (Risk Factors) in our Annual Report on Form 10-K for the year ended December 31, 2020, in any applicable free writing prospectus and in documents incorporated by reference, such as our other Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and others beyond our control, including:

•	the impact of the COVID-19 pandemic or other public health crises and any associated economic downturn on our future financial position, operations and financial performance;

•	the magnitude, duration and severity of the COVID-19 pandemic and the availability and widespread distribution and use of effective vaccines;

•	the impact of actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including changes in laws or regulations that limit our ability to operate;

•

the current and future health and stability of the economy, financial conditions and residential housing market, including any extended slowdown in the real estate markets as a result of the COVID-19 pandemic;

•

changes in laws or regulations applicable to our business, employees, products or services, including current and future laws, regulations and orders that limit our ability to operate in light of the COVID-19 pandemic;

•

the satisfaction of conditions precedent to the closing of Zillow Group’s proposed acquisition of ShowingTime.com, Inc., including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act;

•	changes in general economic and financial conditions that reduce demand for our products and services, lower our profitability or reduce our access to credit;

•	actual or anticipated fluctuations in our financial condition and results of operations;

•	changes in projected operational and financial results;

•	addition or loss of significant customers;

•	actual or anticipated changes in our growth rate relative to that of our competitors;

•	acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors;

•	actual or anticipated changes in technology, products, markets or services by us or our competitors;

•	ability to obtain or maintain licenses and permits to support our current and future businesses;

•	ability to comply with MLS rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers;

•	ability to operate our mortgage originations business, including the ability to obtain sufficient financing;

S-iii

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	the impact of natural disasters and other catastrophic events;

•	the impact of pending or future litigation; and

•	issuance of new or updated research or reports by securities analysts.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus we authorize for use in connection with this offering may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-iv

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our Class C capital stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free-writing prospectus we authorize for use in connection with this offering, before making an investment decision to purchase our Class C capital stock, especially the risks of investing in our Class C capital stock discussed in the section titled “Risk Factors” in this prospectus supplement, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Our Company

Zillow Group, Inc. is reimagining real estate to make it easier to unlock life’s next chapter. Zillow and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and nearly seamless end-to-end service. Zillow Offers buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Home Loans, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase. Zillow recently launched Zillow Homes, Inc., a licensed brokerage entity, to streamline Zillow Offers transactions.

Other consumer brands include Trulia, StreetEasy, HotPads and Out East. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions which include Mortech, dotloop, Bridge Interactive and New Home Feed.

Corporate History and Information

Zillow, Inc. was incorporated as a Washington corporation in December 2004, and we launched the initial version of our website, Zillow.com, in February 2006. Zillow Group was incorporated as a Washington corporation in July 2014 in connection with our acquisition of Trulia. Upon the closing of the Trulia acquisition in February 2015, each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group.

Our principal executive offices are located at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, and our telephone number is (206) 470-7000. Our website address is www.zillowgroup.com. Information contained on, or that can be accessed through, our website, does not constitute part of this prospectus supplement and inclusions of our website address in this prospectus supplement are inactive textual references only.

This prospectus supplement and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or others. Our registered trademarks include, but are not limited to, “Zillow,” “Trulia,” “StreetEasy,” “HotPads,” “Out East,” “Mortech,” “dotloop,” “Bridge Interactive,” “New Home Feed,” “Zillow Offers,” the Z in a house logo, as well as logos that correspond with several of our other trademarks. All other service marks, trademarks and tradenames appearing in this prospectus supplement are the property of their respective owners.

The Offering

The summary below describes the principal terms of this at-the-market offering of our Class C capital stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of our Class C capital stock, see “Description of Capital Stock—Class C Capital Stock” in the accompanying prospectus. As used in this section, “we,” “our,” and “us” refer to Zillow Group, Inc. and not to its consolidated subsidiaries.

Issuer	Zillow Group, Inc., a Washington corporation.

Class C capital stock offered by us in this offering	Shares of our Class C capital stock having an aggregate offering price of up to $1,000,000,000.

Class C capital stock outstanding after this offering	Up to 178,209,671 shares, assuming sales of 5,002,501 shares in this offering at a price of $199.90 per share, which was the closing price on The Nasdaq Global Select Market on February 16, 2021. The actual number of shares issued will vary depending on the sales price under this offering and, in any event, may not exceed the number of authorized and available shares under our amended and restated articles of incorporation.

Class A common stock outstanding after this offering	61,101,303 shares.

Class B common stock outstanding after this offering	6,217,447 shares.

Total Class A common stock, Class B common stock and Class C capital stock outstanding after this offering	Up to 245,528,421 shares of Class A common stock, Class B common stock and Class C capital stock, assuming sales of 5,002,501 shares of our Class C capital stock in this offering at a price of $199.90 per share, which was the closing price on The Nasdaq Global Select Market on February 16, 2021. The actual number of shares issued will vary depending on the sales price under this offering and, in any event, may not exceed the number of authorized and available shares under our amended and restated articles of incorporation.

Voting rights	Our Class A common stock entitles its holders to one vote per share, our Class B common stock entitles its holders to 10 votes per share and our Class C capital stock carries no voting rights (except as required by applicable law or as expressly provided in our amended and restated articles of incorporation). All shares of Class B common stock have been and are held or controlled by our founders, Richard Barton and Lloyd Frink. As of February 10, 2021, Mr. Barton’s beneficial holdings and Mr. Frink’s beneficial holdings represented approximately 30.7% and 20.0%, respectively, of the voting power of our outstanding common stock.

Manner of offering	“At-the-market” offering that may be made from time to time through or to Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C., J.P. Morgan Securities LLC and Zelman Partners LLC, as our sales agents and/or principals. See “Plan of Distribution” on page S-8.

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures. Additionally, we may choose to expand our current business through acquisitions of, or investments in, other businesses, products or technologies, using cash or shares of our common stock or capital stock. On February 6, 2021, we entered into a definitive merger agreement to acquire ShowingTime.com, Inc., a real estate scheduling software provider, which acquisition is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act. The total consideration for the ShowingTime acquisition will be approximately $500.0 million, subject to adjustments at closing of the acquisition. Although we may use a portion of the proceeds to us of this offering to fund the purchase price, we are not conducting this offering to finance this acquisition as we have sufficient cash and cash equivalents to do so. See “Use of Proceeds” on page S-5.

Risk factors	Investment in our Class C capital stock involves risk. See “Risk Factors” beginning on page S-4, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that should be considered before investing in our Class C capital stock.

Nasdaq Global Select Market symbol for our Class C capital stock	“Z.”

Transfer agent and registrar	Computershare Trust Company, N.A.

The number of shares of Class A common stock, Class B common stock and Class C capital stock outstanding after this offering is based on the 61,101,303 shares of Class A common stock, 6,217,447 shares of Class B common stock and 173,207,170 shares of Class C capital stock outstanding as of December 31, 2020, and excludes (i) shares of Class A common stock reserved for issuance upon conversion of our Class B common stock and (ii) shares of Class C capital stock reserved for issuance upon conversion of our convertible senior notes due 2023, 2024, 2025 and 2026. The number of shares of Class A common stock and Class C capital stock outstanding after this offering also excludes, as of December 31, 2020, (i) 20,051,051 shares of Class C capital stock issuable upon exercise of outstanding stock options granted under our outstanding equity incentive plans, (ii) 7,316,557 shares of Class C capital stock underlying settlement of outstanding restricted stock units granted under our outstanding equity incentive plans, (iii) shares of Class C capital stock that may become issuable upon settlement of outstanding restricted units granted under our outstanding equity incentive plans, (iv) 754,327 shares of Class A common stock and/or Class C capital stock reserved for issuance under our Amended and Restated 2011 Incentive Plan, (v) 15,420,798 shares of Class C capital stock reserved for issuance under our 2020 Incentive Plan and (vi) 6,817,102 shares of Class C capital stock reserved for issuance under our 2019 Equity Inducement Plan.

RISK FACTORS

An investment in our Class C capital stock involves significant risks. Prior to making a decision about investing in our Class C capital stock, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC.

Risks Relating to the Offering

You may experience immediate and substantial dilution in the net tangible book value per share of the Class C capital stock you purchase in this offering.

The price per share of our Class C capital stock may exceed the as adjusted net tangible book value per share of our Class C capital stock outstanding as of December 31, 2020. Assuming that an aggregate of 5,002,501 shares of our Class C capital stock are sold at a price of $199.90 per share, the last reported sale price of our Class C capital stock on The Nasdaq Global Select Market on February 16, 2021, for aggregate gross proceeds of approximately $1,000,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $185.23 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and the vesting and settlement of outstanding restricted stock units and restricted units could result in further dilution of your investment.

Our management will have broad discretion over the use of the proceeds we receive in this offering and may not apply the proceeds in ways that increase the value of your investment.

Our management generally will have broad discretion to use the net proceeds to us from this offering, if any, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds from this offering in ways that increase the value of your investment. We have not allocated the net proceeds from this offering for any specific purposes. Until we use the net proceeds to us from this offering, if any, we may invest them, and these investments may not yield a favorable rate of return. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The Class C capital stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Distribution Agreement and in compliance with applicable law, we have the discretion to deliver a placement notice to Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C., J.P. Morgan Securities LLC and Zelman Partners LLC, as our sales agents and/or principals (each a “Sales Agent” and collectively, the “Sales Agents”), at any time throughout the term of the Distribution Agreement. The number of shares that are sold by Sales Agents after delivering a placement notice will fluctuate based on the market price of the Class C capital stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our Class C capital stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

USE OF PROCEEDS

We may issue and sell shares of our Class C capital stock having aggregate gross sales proceeds of up to $1,000,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Distribution Agreement with the Sales Agents as a source of financing.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures. Additionally, we may choose to expand our current business through acquisitions of, or investments in, other businesses, products or technologies, using our net proceeds from this offering or shares of our common stock or capital stock. On February 6, 2021, we entered into a definitive merger agreement to acquire ShowingTime.com, Inc., a real estate scheduling software provider, which acquisition is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act. The total consideration for the ShowingTime acquisition will be approximately $500.0 million, subject to adjustments at closing of the acquisition. Although we may use a portion of the proceeds to us of this offering to fund the purchase price, we are not conducting this offering to finance this acquisition as we have sufficient cash and cash equivalents to do so.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of our Class C capital stock pursuant to this prospectus supplement. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Net proceeds may be temporarily invested prior to use. Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds.

DILUTION

If you invest in our Class C capital stock, your interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our Class C capital stock after this offering.

Our net tangible book value as of December 31, 2020, was $2.6 billion, or $10.86 per share. Net tangible book value per share represents the total tangible assets less our total liabilities divided by the number of outstanding shares of Class A common stock, Class B common stock and Class C capital stock.

After giving effect to the sale of $1,000,000,000 of shares of Class C capital stock in this offering at an assumed public offering price of $199.90 per share, which was the closing price of our Class C capital stock as reported on The Nasdaq Global Select Market on February 16, 2021, and after deducting offering commissions and expenses payable by us, our as adjusted net tangible book value as of December 31, 2020 would have been $3.6 billion, or $14.67 per share of Class A common stock, Class B common stock and Class C capital stock. This represents an immediate increase in net tangible book value of $3.81 per share to our existing shareholders and an immediate dilution in net tangible book value of $185.23 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share		$199.90
Net tangible book value per share as of December 31, 2020	$10.86
Increase in net tangible book value per share attributable to new investors in offering	3.81

As adjusted net tangible book value per share after this offering		14.67

Dilution per share to new investors		$185.23

The number of shares of Class A common stock, Class B common stock and Class C capital stock to be outstanding after this offering is based on the 61,101,303 shares of Class A common stock, 6,217,447 shares of Class B common stock and 173,207,170 shares of Class C capital stock outstanding as of December 31, 2020, and excludes (i) shares of Class A common stock reserved for issuance upon conversion of our Class B common stock and (ii) shares of Class C capital stock reserved for issuance upon conversion of our convertible senior notes due 2023, 2024, 2025 and 2026. The number of shares of Class A common stock and Class C capital stock outstanding after this offering also excludes, as of December 31, 2020, (i) 20,051,051 shares of Class C capital stock issuable upon exercise of outstanding stock options granted under our outstanding equity incentive plans, (ii) 7,316,557 shares of Class C capital stock underlying settlement of outstanding restricted stock units granted under our outstanding equity incentive plans, (iii) shares of Class C capital stock that may become issuable upon settlement of outstanding restricted units granted under our outstanding equity incentive plans, (iv) 754,327 shares of Class A common stock and/or Class C capital stock reserved for issuance under our Amended and Restated 2011 Incentive Plan, (v) 15,420,798 shares of Class C capital stock reserved for issuance under our 2020 Incentive Plan and (vi) 6,817,102 shares of Class C capital stock reserved for issuance under our 2019 Equity Inducement Plan.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or vesting and settlement of outstanding restricted stock units or restricted units. To the extent that any outstanding options are exercised or outstanding restricted stock units or restricted units are vested and settled, there will be further dilution to new investors.

DIVIDEND POLICY

We have never declared or paid a cash dividend on our Class A common, Class B common or Class C capital stock and we currently intend to retain all available funds and any future earnings to fund the development and growth of our business. We therefore do not anticipate paying any cash dividends on our common or capital stock in the foreseeable future. Any future determinations to pay cash dividends on our common or capital stock would depend on our results of operations, our financial condition and liquidity requirements, restrictions that may be imposed by applicable law or our contracts, and any other factors that our board of directors may consider relevant.

As of February 5, 2021, there were 220, three, and 127 holders of record of our Class A common stock, our Class B common stock, and our Class C capital stock, respectively. These amounts do not include beneficial owners whose shares are held by nominees in street name.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement (the “Distribution Agreement”) with the Sales Agents, under which we may issue and sell from time to time shares of our Class C capital stock having an aggregate offering price of up to $1,000,000,000 through the Sales Agents as our sales agents and/or principals. Sales of our Class C capital stock, if any, under the Distribution Agreement, this prospectus supplement and the accompanying prospectus may be made in ordinary brokers’ transactions, (whether or not solicited), to or through a market maker, in the over-the-counter market, or in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Global Select Market or any other existing trading market for our Class C capital stock, or through a combination of any such methods of sale. The Sales Agents may also sell our Class C capital stock by any other method permitted by law.

Each time we wish to issue and sell Class C capital stock under the Distribution Agreement, we will notify a designated Sales Agent of the time period during which sales are requested to be made, the maximum number of shares to be sold daily (in any event not in excess of the amount available for issuance under this prospectus supplement), any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed a designated Sales Agent, unless the Sales Agent declines to accept the terms of the notice, each Sales Agent has agreed to use its reasonable efforts consistent with its normal trading and sales practices to sell such shares of Class C capital stock up to the amount specified on such terms. The obligations of the Sales Agents under the Distribution Agreement to sell our Class C capital stock are subject to a number of conditions that we must meet.

The Sales Agents will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market each day in which shares of our Class C capital stock are sold under the Distribution Agreement. Each confirmation will include the number of shares of Class C capital stock sold on such day, the aggregate gross proceeds and net proceeds to us, and the compensation payable by us to the Sales Agents in connection with the sales.

We will pay the Sales Agents commissions for their services in acting as sales agents in the sale of our Class C capital stock. The Sales Agents will be entitled to compensation at a commission rate of 1.00% of the gross sales price per share of Class C capital stock sold under the Distribution Agreement.

Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agents for certain specified expenses, including the reasonable fees and expenses of their legal counsel.

We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Sales Agents under the terms of the Distribution Agreement, will be approximately $385,000.

Settlement for sales of Class C capital stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the designated Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of Class C capital stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Distribution Agreement, we also may sell shares of our Class C capital stock to the Sales Agents as principal for their own account at a price agreed upon at the time of the sale. If we sell shares of our Class C capital stock to the Sales Agents as principal, we will enter into a separate terms agreement with the designated Sales Agent and we will describe that agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of Class C capital stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Distribution Agreement will terminate upon the termination of the Distribution Agreement as permitted therein. We and the Sales Agents may terminate the Distribution Agreement at any time by giving written notice.

The Sales Agents and their respective affiliates have provided, and may in the future provide, various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In particular, affiliates of Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC are lenders under certain of our credit facilities and have received, or will receive, customary fees and expenses, and affiliates of Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are parties to certain of our hedging transactions and derivative instruments and have received, or will receive, customary fees and expenses. In addition, in the ordinary course of their business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If either any Sales Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the shares offered, that party will promptly notify the other and sales of our Class C capital stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such Sales Agent and us.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of Zillow Group and the effectiveness of the Zillow Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class C capital stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We are subject to the information and reporting requirements of the Exchange Act, under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. In addition, our SEC filings are available on our website at investors.zillowgroup.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

You may request, and we will provide to you at no cost, a copy of these filings and the documents described under “Incorporation of Documents by Reference” below. You may request such materials by writing, telephoning or emailing us as follows:

Zillow Group, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

Tel: (206) 470-7000

Email: legal@zillowgroup.com

Attention: General Counsel

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus supplement, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 12, 2021; and

•

The description of our Class  C capital stock as set forth in our registration statement on Form 8-A, which was filed on July 29, 2015, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL-related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may request copies of these documents from us as described under “Where You Can Find More Information” above.

LEGAL MATTERS

The validity of the shares of Class C capital stock offered by this prospectus supplement will be passed upon by Perkins Coie LLP, Seattle, Washington. Fenwick & West LLP, Seattle, Washington is acting as counsel to the Sales Agents in connection with this offering.

PROSPECTUS

ZILLOW GROUP, INC.

Class C Capital Stock

Debt Securities

Convertible Debt Securities

We may offer from time to time Class C capital stock, debt securities or convertible debt securities in one or more offerings. When we decide to sell Class C capital stock, debt securities or convertible debt securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any prospectus supplement and any related free writing prospectus carefully before you invest. A prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our capital structure includes is comprised of authorized Class A common stock, authorized Class B common stock and authorized Class C capital stock. Our Class A common stock entitles its holders to one vote per share; our Class B common stock entitles its holders to 10 votes per share; and our Class C capital stock carries no voting rights (except as required by applicable law or as expressly provided in our amended and restated articles of incorporation).

Our Class C capital stock is listed on The Nasdaq Global Select Market under the symbol “Z.”

The convertible debt securities will be convertible into Class C capital stock.

Investing in these securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, as well as the risks described in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus or the accompanying prospectus supplement, before you invest. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the automatic “shelf” registration process available to “well-known seasoned issuers” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time sell shares of our Class C capital stock, debt securities or convertible debt securities described in this prospectus on terms to be determined by market conditions at the time of the offering. There is no limit on the aggregate amount of the securities we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and any authorized free writing prospectus that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement and any authorized free writing prospectus may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement and any authorized free writing prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement and authorized free writing prospectus together with additional information described below under “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any authorized free writing prospectus filed with the SEC. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to offer or sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement or authorized free writing prospectus, is accurate as of any date other than the date on the front of the document, regardless of the time of delivery of the prospectus, prospectus supplement or authorized free writing prospectus, or any offer or sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates. The terms “Zillow Group,” “we,” “us,” and “our” refer to Zillow Group, Inc. and its consolidated subsidiaries unless the context indicates otherwise.

ZILLOW GROUP, INC.

Zillow Group, Inc. is reimagining real estate to make it easier to unlock life’s next chapter. Zillow and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and nearly seamless end-to-end service. Zillow Offers buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Home Loans, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase. Zillow recently launched Zillow Homes, Inc., a licensed brokerage entity, to streamline Zillow Offers transactions.

Other consumer brands include Trulia, StreetEasy, HotPads and Out East. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions which include Mortech, dotloop, Bridge Interactive and New Home Feed.

Zillow, Inc. was incorporated as a Washington corporation in December 2004, and we launched the initial version of our website, Zillow.com, in February 2006. Zillow Group was incorporated as a Washington corporation in July 2014 in connection with our acquisition of Trulia. Upon the closing of the Trulia acquisition in February 2015, each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group.

Our principal executive offices are located at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, and our telephone number is (206) 470-7000. Our website address is www.zillowgroup.com. Information contained on, or that can be accessed through, our website, does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

This prospectus and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or others. Our registered trademarks include, but are not limited to, “Zillow,” “Trulia,” “StreetEasy,” “HotPads,” “Out East,” “Mortech,” “dotloop,” “Bridge Interactive,” “New Home Feed,” “Zillow Offers,” the Z in a house logo, as well as logos that correspond with several of our other trademarks. All other service marks, trademarks and tradenames appearing in this prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and any free writing prospectus we may authorize for use in connection with this offering, may include forward-looking statements based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those risks, uncertainties and assumptions described in Part I, Item 1A (Risk Factors) in our Annual Report on Form 10-K for the year ended December 31, 2020, in any applicable free writing prospectus and in documents incorporated by reference, such as our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and others beyond our control, including:

•	the impact of the COVID-19 pandemic or other public health crises and any associated economic downturn on our future financial position, operations and financial performance;

•	the magnitude, duration and severity of the COVID-19 pandemic and the availability and widespread distribution and use of effective vaccines;

•	the impact of actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including changes in laws or regulations that limit our ability to operate;

•

the current and future health and stability of the economy, financial conditions and residential housing market, including any extended slowdown in the real estate markets as a result of the COVID-19 pandemic;

•

changes in laws or regulations applicable to our business, employees, products or services, including current and future laws, regulations and orders that limit our ability to operate in light of the COVID-19 pandemic;

•

the satisfaction of conditions precedent to the closing of Zillow Group’s proposed acquisition of ShowingTime.com, Inc., including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act;

•	changes in general economic and financial conditions that reduce demand for our products and services, lower our profitability or reduce our access to credit;

•	actual or anticipated fluctuations in our financial condition and results of operations;

•	changes in projected operational and financial results;

•	addition or loss of significant customers;

•	actual or anticipated changes in our growth rate relative to that of our competitors;

•	acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors;

•	actual or anticipated changes in technology, products, markets or services by us or our competitors;

•	ability to obtain or maintain licenses and permits to support our current and future businesses;

•	ability to comply with MLS rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers;

•	ability to operate our mortgage originations business, including the ability to obtain sufficient financing;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	the impact of natural disasters and other catastrophic events;

•	the impact of pending or future litigation; and

•	issuance of new or updated research or reports by securities analysts.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and the accompanying prospectus supplement, and any authorized free writing prospectus, may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which we file annual, quarterly and current reports, proxy statements and other information, with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. In addition, our SEC filings are available on our website at investors.zillowgroup.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement and you should not consider such information to be part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

You may request, and we will provide to you at no cost, a copy of these filings and the documents described under “Incorporation of Documents by Reference” below. You may request such materials by writing, telephoning or emailing us as follows:

Zillow Group, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

Tel: (206) 470-7000

Email: legal@zillowgroup.com

Attention: General Counsel

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until any offering made by this prospectus is completed or terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 12, 2021; and

•

The description of our Class  C capital stock as set forth in our registration statement on Form 8-A, which was filed on July 29, 2015, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL-related information in Exhibit 101 to our Annual Report on Form 10-K will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may request copies of these documents from us as described under “Where You Can Find More Information” above.

USE OF PROCEEDS

Our management team will have broad discretion in using the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement and/or any applicable free writing prospectus, we currently expect to use the net proceeds from the sale of the securities by us primarily for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures. We do not currently have any specific uses of the net proceeds planned. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, products, solutions or businesses that complement our business. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, authorized capital stock is 1,890,000,000 shares, each with a par value of $0.0001 per share, consisting of the following four classes of stock:

•	1,245,000,000 shares designated as Class A common stock;

•	15,000,000 shares designated as Class B common stock;

•	600,000,000 shares designated as Class C capital stock; and

•	30,000,000 shares designated as preferred stock.

Class A common stock and Class B common stock are sometimes referred to collectively as our common stock. The following summarizes important provisions of our capital stock and describes important provisions of our amended and restated articles of incorporation and amended and restated bylaws. This summary may not, however, describe all provisions of our amended and restated articles of incorporation and amended and restated bylaws that are important to you. This summary is qualified by our amended and restated articles of incorporation and amended and restated bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus, and by the provisions of applicable law.

Class A Common Stock and Class B Common Stock

Voting Rights

The Class A common stock has one vote per share, and the Class B common stock has ten votes per share. On any matter that is submitted to a vote of shareholders, the holders of Class A common stock are entitled to one vote per share of Class A common stock and the holders of the Class B common stock are entitled to ten votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our amended and restated articles of incorporation.

Under Washington law and our amended and restated articles of incorporation, holders of Class A common stock and holders of Class B common stock may each be entitled to vote as a separate voting group, or as a separate voting group with other classes that are affected in the same or a substantially similar way, on a proposed amendment to our amended and restated articles of incorporation that would:

•

effect an exchange or reclassification of all or part of the issued and outstanding shares of the class into shares of another class that would adversely affect the holders of the exchanged or reclassified class;

•	change the rights, preferences or limitations of all or part of the issued and outstanding shares of the class that would adversely affect the holders of shares of the class;

•	change all or part of the issued and outstanding shares of the class into a different number of shares of the same class, which would adversely affect the holders of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class;

•	cancel or otherwise adversely affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class; or

•	effect a redemption or cancellation of all or part of the shares of the class in exchange for cash or any other form of consideration other than shares of capital stock.

Holders of Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors, which means that the holders of a majority of the voting power of Class A common stock and Class B common stock, voting together as a single voting group, will be entitled to elect all of the directors standing for election, if they so choose.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time unless different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting as a separate voting group. If a dividend is paid in the form of Class A common stock or Class B common stock, then holders of Class A common stock will receive Class A common stock and holders of Class B common stock will receive Class B common stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of Class A common stock and Class B common stock are entitled to share ratably in proportion to the number of shares of Class A common stock then held by each (assuming the conversion of all shares of Class B common stock into shares of Class A common stock) in our assets available for distribution to the shareholders after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Redemption

Neither the Class A common stock nor the Class B common stock is redeemable.

Preemptive Rights

Our amended and restated articles of incorporation provide that no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock, except to the extent provided by written agreement.

Conversion

All of the Class B common stock is held or controlled by Richard Barton or Lloyd Frink, each of whom are referred to as a “founder.” Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for (1) certain transfers described in our amended and restated articles of incorporation, so long as the founder who transfers the Class B common stock continues to hold exclusive voting and dispositive power with respect to the shares transferred and the transferee agrees to be bound by the terms of a Transfer Restriction Agreement (as defined below) or (2) transfers between the founders or entities through which a founder holds exclusive voting and dispositive power with respect to Class B common stock, subject to the requirements of the Transfer Restriction Agreements.

In the event of the death or mental disability of a founder, each share of such founder’s Class B common stock will convert into one share of Class A common stock, except as set forth below. If a founder (who is referred to as the “transferring founder”), or an entity that holds Class B common stock with respect to which such founder holds exclusive voting and dispositive power, transfers voting control of shares of Class B common stock to the other founder contingent or effective upon the transferring founder’s death or mental disability, then the transferring founder’s death or mental disability will not immediately trigger a conversion to Class A common stock, provided that the shares of Class B common stock as to which voting control was transferred shall convert to Class A common stock no later than nine months after the death or mental disability of the transferring founder. Further, if one founder dies or becomes mentally disabled simultaneously with the other founder dying or becoming mentally disabled, the founders’ death or mental disability will not immediately trigger a conversion to Class A common stock if voting control of the founders’ shares of Class B common stock is transferred to a trustee designated by the founders and approved by our board of directors, provided that the shares of Class B common stock as to which voting control was transferred shall convert to Class A common stock no later than nine months after the death or mental disability of the founders.

Once converted into Class A common stock, the Class B common stock may not be reissued.

Except for the issuance of Class B common stock in connection with dividends or distributions in accordance with our amended and restated articles of incorporation, we will not issue additional shares of Class B common stock unless the issuance is approved by holders of a majority of the outstanding shares of Class A common stock and holders of a majority of the outstanding shares of Class B common stock, each voting as a separate voting group.

Equal Status

Except as otherwise expressly provided in our amended and restated articles of incorporation or required by applicable law, shares of Class A common stock and shares of Class B common stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects as to all matters. Without limiting the generality of the foregoing sentence, in connection with a Change of Control Transaction (as defined in our amended and restated articles of incorporation), shares of Class A common stock and Class B common stock will be treated equally, identically, and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed in respect of such shares to our shareholders, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a separate voting group.

Class C Capital Stock

Voting Rights

Except with respect to the separate voting group rights under the circumstances described in Section 2.5 of our amended and restated articles of incorporation, or except as required by applicable law, shares of Class C capital stock have no voting power.

Dividends

Subject to the preferences that may apply to any series of preferred stock outstanding at any time, the holders of Class C capital stock are entitled to share equally in any dividends that our board of directors may declare from time to time with respect to shares of our common stock, unless different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class C capital stock, the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a separate voting group. If a dividend declared with respect to our common stock is paid in the form of common stock, then holders of Class C capital stock will receive Class C capital stock. Except for a dividend declared in accordance with the provisions described above, our amended and restated articles of incorporation provide that we will not declare a dividend with respect to the Class C capital stock, unless it is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a separate voting group.

Conversion Upon Dissolution

Immediately prior to the earlier of (1) our dissolution under Washington law or (2) any record date established to determine the holders of our capital stock entitled to receive our net assets in a dissolution under Washington law, each outstanding share of Class C capital stock will automatically, without any further action, convert into and become one fully paid and nonassessable share of Class A common stock. We will reserve and keep available out of authorized but unissued shares of Class A common stock the number of shares sufficient to effect the conversion of all outstanding shares of Class C capital stock into shares of Class A common stock.

Redemption

The Class C capital stock is not redeemable.

Preemptive Rights

Our amended and restated articles of incorporation provide that no preemptive rights will exist with respect to shares of stock or securities convertible into shares of stock, except to the extent provided by written agreement.

Equal Status

Except as expressly provided in our amended and restated articles of incorporation or required by applicable law, shares of Class C capital stock have the same rights and privileges and rank equally, share ratably, and are identical to the shares of Class A common stock and Class B common stock in all respects as to all matters.

Without limiting the generality of the foregoing sentence, in connection with a Change of Control Transaction (as defined in our amended and restated articles of incorporation), shares of Class C capital stock will be treated equally, identically, and ratably, on a per share basis, with shares of Class A common stock with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed in respect of such shares to our shareholders, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class C capital stock, the holders of a majority of the outstanding shares of Class A common stock, and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a separate voting group.

Transfer Restriction Agreements

On July 20, 2015, we entered into a transfer restriction agreement with each of our founders, Messrs. Barton and Frink, and certain of their respective affiliates (collectively, the “Transfer Restriction Agreements”). The Transfer Restriction Agreements were entered into in connection with the declaration by our board of directors of the issuance of shares of Class C capital stock by means of a dividend to holders of our Class A common stock and Class B common stock. Pursuant to the Transfer Restriction Agreements, beginning on the date on which Messrs. Barton or Frink, as applicable, no longer serves on our board of directors (each such date, Messrs. Barton’s or Frink’s “Trigger Date,” respectively), Messrs. Barton or Frink and certain of their respective affiliates that are or become party to the agreements (generally, trusts and other estate planning vehicles through which Messrs. Barton or Frink hold all or a portion of their shares of Class B common stock) must transfer or convert to Class A common stock at least one share of Class B common stock for each two shares of Class C capital stock transferred. The required ratio of shares of Class B common stock to shares of Class C capital stock owned by Messrs. Barton and Frink is subject to adjustment in connection with certain dividends, stock splits, distributions or recapitalizations. These provisions are intended to limit, after the applicable Trigger Date, the ability of Messrs. Barton and Frink to sell or otherwise transfer the non-voting Class C capital stock issued to them in the initial dividend of Class C capital stock to holders of Class A common stock and Class B common stock in respect of their shares of Class B common stock in a manner that does not proportionately reduce their ownership of the Class B common stock.

The Transfer Restriction Agreements also include an equal status provision, which provides that neither Mr. Barton nor Mr. Frink, nor their affiliates that are or become a party to the Transfer Restriction Agreements, may sell any of their shares of Zillow Group capital stock in connection with a change of control transaction, including a tender or exchange offer, for (1) with respect to their shares of Class A common stock, an amount per share greater than, or a form of consideration different from, that which the holders of shares of Class A common stock receive in the transaction; (2) with respect to their shares of Class B common stock, an amount per share greater than, or a form of consideration different from, that which the holders of shares of Class A common stock receive in the transaction, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the Class B common stock, each voting separately as a separate group; or (3) with respect to their shares of Class C capital stock, an amount per share greater than, or a form of consideration different from, that which the holders of shares of Class C capital stock receive in the transaction.

Preferred Stock

Our board of directors has the authority to issue up to 30,000,000 shares of preferred stock from time to time in one or more series, including preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of other shares of capital stock, without further action by shareholders, other than approval by or written agreement of holders of a majority of outstanding Class B common stock, which is held by our founders, Messrs. Barton and Frink (which is referred to as the “approval right”), or in lieu of such approval or written agreement, approval by our board of directors including a founder in his capacity as a member of our board of directors. The approval right will terminate when the Class B common stock represents less than 7% of the aggregate number of shares of the outstanding Class A common stock and Class B common stock. Subject to this approval right, our board of directors also has the authority to fix the voting rights, limitations, and relative rights of any series of preferred stock, including dividend rights, liquidation rights, redemption rights, conversion rights, and voting rights. The issuance of preferred stock may decrease the market price of the Class A common stock and Class C capital stock.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, and Washington Law

Provisions of our amended and restated articles of incorporation, our amended and restated bylaws, and Washington law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our shareholders. These provisions, which are summarized below, may delay, defer or prevent a tender offer or takeover attempt of Zillow Group that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our business. Some of these provisions will become effective only after the date (the “threshold date”) on which the Class B common stock held by our founders, Messrs. Barton and Frink, represents less than 7% of the aggregate number of shares of the outstanding Class A common stock and Class B common stock.

Three Class Structure

As discussed above, our Class B common stock has ten votes per share, while our Class A common stock has one vote per share and our Class C capital stock is nonvoting (except in limited circumstances provided under Washington law or in our amended and restated articles of incorporation). All of the Class B common stock is controlled by our founders, Messrs. Barton and Frink, and, as of the date of this prospectus, represents more than a majority of the voting power of our outstanding capital stock. As a result, for the foreseeable future our founders will continue to be able to control all matters submitted to our shareholders for approval, including the election and removal of directors and significant corporate transactions such as a merger or other sale of Zillow Group or of its assets. In addition, until the threshold date, our founders will be able to call meetings of shareholders and fill vacancies on our board of directors, and directors may be removed with or without cause. The concentrated control described above could also delay, defer or prevent a change of control, merger, consolidation, takeover or other business combination involving Zillow Group that other shareholders may support, and could discourage a potential acquiror from initiating such a transaction.

Because the Class C capital stock has no voting rights (except in limited circumstances provided under Washington law or in our amended and restated articles of incorporation), the issuance of Class C capital stock will not result in voting dilution to the holders of shares Class A common stock or Class B common stock. As a result, the issuance of Class C capital stock could prolong the duration of our founders’ current relative ownership of voting power and their ability to control all matters submitted to our shareholders for approval, including the election and removal of directors and significant corporate transactions such as a merger or other sale of Zillow Group or of its assets.

Authorized but Unissued Shares of Our Class A Common Stock, Class C Capital Stock, and Preferred Stock

Our authorized but unissued shares of Class A common stock, Class C capital stock, and preferred stock are available for our board of directors to issue without shareholder approval (except to the extent described above under “—Preferred Stock”). To the extent described above in “—Preferred Stock,” our board of directors has the authority under our amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of Class A common stock and Class C capital stock. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of Class A common stock and Class C capital stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of Class A common stock, Class C capital stock, or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit and incentive plans. The existence of our authorized but unissued shares of Class A common stock, Class C capital stock, and preferred stock could render more difficult or discourage an attempt to obtain control of Zillow Group by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes, as nearly equal in number as practicable, with the directors in each class serving for three-year terms, and one class being elected annually by our shareholders. Prior to the threshold date, our directors can be removed with or without cause by holders of Class A common stock and Class B common stock, voting together as a single group. After the threshold date, our directors can be removed only for cause. Because this system of electing, appointing, and removing directors generally makes it more difficult for shareholders to replace a majority of our board of directors, it may discourage a third party from initiating a tender offer or otherwise attempting to gain control of Zillow Group, and may maintain the incumbency of our board of directors.

Limits on Ability of Shareholders to Act by Written Consent or Call Special Meetings of Shareholders

Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder action. In addition, our amended and restated articles of incorporation provide that special meetings of our shareholders may be called only by the chairman of our board of directors, the board of directors, chief executive officer, president or, prior to the threshold date, holders of at least 25% of the combined voting power of outstanding Class A common stock and Class B common stock. After the threshold date, only the chairman of our board of directors, the board of directors, chief executive officer or president may call a special meeting of shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to bring business before a meeting of shareholders, or to nominate candidates for election as directors at a meeting of shareholders, must provide us with timely written notice of their proposal. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Amendment to Our Amended and Restated Bylaws and Amended and Restated Articles of Incorporation

Our amended and restated articles of incorporation and amended and restated bylaws provide that shareholders can amend or repeal the bylaws only by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of Class A common stock and Class B common stock, voting together as a single group. Unless approved by a majority of “continuing directors,” as that term is defined in our amended and restated articles of incorporation, specified provisions of the articles of incorporation may not be amended or repealed without the affirmative vote of the holders of at least two-thirds of the outstanding voting power of capital stock entitled to vote on the action, including the following provisions:

•

those requiring the affirmative vote of at least two-thirds of the voting power of outstanding Class A common stock and Class B common stock, voting together as a single group, in order for shareholders to amend or repeal our bylaws;

•	those dividing our board of directors into three classes;

•	those providing that, after the threshold date, directors are removable only for cause;

•	those permitting, after the threshold date, only a majority of the members of our board of directors or the sole remaining director to fill vacancies on our board of directors;

•	those providing that only our board of directors may change the size of our board of directors;

•

those requiring the affirmative vote of the holders of at least two-thirds of the voting power of outstanding Class A common stock and Class B common stock, voting together as a single group, to amend specified provisions of the amended and restated articles of incorporation; and

•

those providing that special meetings of shareholders may be called only by the chairman of our board of directors, chief executive officer, president or, prior to the threshold date, holders of at least 25% of the combined voting power of outstanding Class A common stock and Class B common stock.

Washington Law

Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in specified “significant business transactions” for a period of five years after the share acquisition by an acquiring person, unless (1) the transaction is exempted by RCW 23B.19.030, (2) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition, or (3) the significant business transaction was both approved by a majority of the members of the target corporation’s board of directors and approved at a shareholder meeting by at least two-thirds of the outstanding voting shares of the target corporation (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons that beneficially owns voting shares entitled to cast votes comprising 10% or more of the voting power of the target corporation. “Significant business transactions” include, among other transactions:

•	mergers, share exchanges or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

•

termination of 5% or more of the employees of the target corporation employed in Washington whether at one time or over the five-year period following the share acquisition, while the corporation has an acquiring person and as a result of the acquiring person’s acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, certain “significant business transactions” must comply with the “fair price” provisions of the statute or must be approved by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction, other than those of which the acquiring person has beneficial ownership or voting control. A corporation may not “opt out” of this statute.

DESCRIPTION OF OTHER SECURITIES

Our debt securities and convertible debt securities may be offered under this prospectus. When we decide to sell any debt securities or convertible debt securities, we will set forth in a prospectus supplement and any applicable free writing prospectus a description of such securities that may be offered under this prospectus. The terms of any offering, including the public offering price and the net proceeds to us, will be set forth in the prospectus supplement, in an authorized free writing prospectus, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	“at the market” sales to or through market makers or into an existing market for the securities;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	otherwise through a combination of any of the above methods of sale; or

•	through other means permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation and/or indemnification, any options to purchase additional securities, and a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the securities, in an accompanying prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, Perkins Coie LLP, Seattle, Washington, will provide Zillow Group with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K of Zillow Group, Inc. (“the Company”) and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$1,000,000,000

Zillow Group, Inc.

Class C Capital Stock

PROSPECTUS SUPPLEMENT

February 17, 2021

Citigroup	Goldman Sachs & Co. LLC	Credit Suisse	Morgan Stanley

BofA Securities	Deutsche Bank Securities	Evercore ISI	J.P. Morgan	Zelman Partners LLC